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                                                                     Exhibit 3.5

                            CERTIFICATE OF CORRECTION
                                     TO THE
                             FIRST AMENDMENT TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       INVERNESS MEDICAL INNOVATIONS, INC.

                             PURSUANT TO SECTION 103
                        OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

     Inverness Medical Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies:

     1. That a First Amendment to the Certificate of Incorporation was filed by the Secretary of State of Delaware on December 15, 2006 (the "Amendment") and that said Amendment requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     2. That due to a scrivener's error, the Amendment erroneously indicated that the Amendment was executed on behalf of the Corporation by its Assistant Secretary, Jay McNamara, as of the 14th of December, 2006.

     3. The final sentence of the Amendment is hereby corrected to read as follows:

               "IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Certificate of Incorporation to be executed on its behalf by its Assistant Secretary, Jay McNamara, as of this 15th day of December, 2006."

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed on its behalf by its Assistant Secretary, Jay McNamara, as of this 18th day of December, 2006

                                        Inverness Medical Innovations, Inc.


                                        By: /s/ Jay McNamara
                                            ------------------------------------
                                        Name: Jay McNamara
                                        Title: Assistant Secretary